EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-42222, 33-41542, 33-41543, 33-59187, 33-60901, 33-60591, 33-82474, and
333-68399 of Sierra Health Services, Inc. on Forms S-8 of our report dated February 8, 1999 appearing in this Annual Report on Form 10-K of Sierra Health Services, Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 15, 1999

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